Exhibit 99.1

Semler Reports First Quarter 2019 Financial Results

2019 Q1 HIGHLIGHTS compared to the corresponding period of 2018:

•	Revenue was $6,761,000, which is an increase of 51%
•	Net income grew to $0.29 per basic share and $0.23 per diluted share, compared to $0.12 per basic and 0.10 per diluted share
•	Cash at March 31, 2019 increased to $4,544,000 from $419,000 one year ago

San Jose, Cal. – April 29, 2019 – Semler Scientific, Inc. (OTCQB: SMLR), an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers, today reported financial results for the three months ended March 31, 2019.

“As evidenced by more orders and more tests performed, our customers continue to incorporate our vascular testing product into their practice of preventive healthcare,” said Doug Murphy-Chutorian, M.D., chief executive officer of Semler Scientific. “We believe that the value proposition for them of using our QuantaFlo™ product is a combination of better patient outcomes, cost efficiency and improved medical economics.”

FINANCIAL RESULTS

For the quarter ended March 31, 2019, compared to the quarter ended March 31, 2018, Semler Scientific reported:

•	Revenues of $6,761,000, an increase of $2,298,000, or 51%, compared to $4,463,000
•	Cost of revenues of $896,000, an increase of $192,000, or 27%, compared to $704,000. As a percentage of revenues, cost of revenues was 13%, compared to 16%
•	Total operating expenses, which includes cost of revenues, of $4,907,000, an increase of $1,257,000, or 34%, compared to $3,650,000
•	Net income of $1,854,000, or $0.29 per basic share and $0.23 per diluted share, an increase of $1,148,000, compared to $706,000, or $0.12 per basic and $0.10 per diluted share. As a percentage of revenues, net income was 27% compared to 16%
•	Cash of $4,544,000, an increase of $4,125,000, compared to $419,000

FIRST QUARTER 2019 MAJOR ACCOMPLISHMENTS

Among the achievements during the first quarter of 2019 were:

1.	Highest quarterly revenue since inception of the company.

2.	Sixth consecutive quarter of profitability continuing from the fourth quarter of 2017.

3.	Completed development and deployment of another operating platform for the QuantaFlo™ product.

4.	Expanded infrastructure to accommodate future growth of the business.

In 2019, Semler Scientific expects continued profitability and generation of cash from operating activities. It is the company’s intent to grow revenues at a faster rate than expenses and to remain profitable.

“Working closely with the healthcare industry, we hope to continue contributing to the cost-efficient delivery of medical care to patients by our customers,” said Dr. Murphy-Chutorian. “Our product and data service are intended to help solve problems encountered by underserved communities, diabetic populations, women and the elderly, among others,” he continued, “by empowering primary care providers to identify health concerns earlier and to employ preventive care solutions before the sequelae of chronic diseases occur.”

Notice of Conference Call

Semler Scientific will host a conference call at 4:30 p.m. ET, Monday, April, 29, 2019. The call will address results of the first quarter 2019 as well as provide a business update on the company’s market outlook and strategies for the near-term future.

We encourage participants to pre-register for the conference call using the following link. Callers who pre-register will be given a conference passcode and unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. To pre-register, go to: http://dpregister.com/10130169

Those without internet access or unable to pre-register may dial in by calling:

Domestic callers: (866) 777-2509

International callers: (412) 317-5413 for international callers.

Please specify to the operator that you would like to join the "Semler Scientific Call." The conference call will be archived on Semler's website at www.semlerscientific.com.

Semler Scientific, Inc.

Condensed Statements of Income

(In thousands of U.S. Dollars, except for share and per share data)

	For the three months ended March 31
	(Unaudited)
	2019	2018
Revenues	$6,761	$4,463
Operating expenses:
Cost of revenues	896	704
Engineering and product development	569	367
Sales and marketing	2,070	1,705
General and administrative	1,372	874
Total operating expenses	4,907	3,650
Income from operations	1,854	813
Interest expense, net	-	(32)
Interest expense – related parties	-	(75)
Other expense	-	(107)
Net income	$1,854	$706
Net income per share:
Basic	$0.29	$0.12
Diluted	$0.23	$0.10
Weighted average number of shares used in computing income per share:
Basic	6,326,149	5,924,701
Diluted	8,170,287	7,280,492

Semler Scientific, Inc.

Condensed Balance Sheets

(In thousands of U.S. Dollars)

	At March 31,	At December 31,
	2019	2018
	(unaudited)
Cash	$4,544	$3,284
Other current assets	2,758	2,954
Noncurrent assets	1,753	1,481
Total assets	$9,055	$7,719

Current liabilities	2,884	3,512
Noncurrent liabilities	10	11
Stockholders’ equity	6,161	4,196

Total liabilities and stockholders' equity	$9,055	$7,719

About Semler Scientific, Inc.:

Semler Scientific, Inc. is an emerging growth company that provides technology solutions to improve the clinical effectiveness and efficiency of healthcare providers. Semler Scientific’s mission is to develop, manufacture and market innovative proprietary products and services that assist its customers in evaluating and treating chronic diseases. Semler Scientific’s first patented and U.S. Food and Drug Administration, or FDA, cleared product, introduced commercially in 2011, measured arterial blood flow in the extremities to aid in the diagnosis of peripheral arterial disease. In March 2015, Semler Scientific received FDA 510(k) clearance for the next generation version of this product named QuantaFlo™, which was commercially launched in August 2015 to more comprehensively evaluate our customers’ patients for risk of heart attacks and strokes. Semler Scientific believes it is positioned to provide valuable information to its insurance company and physician customers, which in turn permits them to better guide patient care. Additional information about Semler can be found at semlerscientific.com.

Forward-Looking Statements

This press release contains “forward-looking” statements. Such statements can be identified by, among other things, the use of forward-looking language such as the words “may,” “will,” “expect,” “anticipate,” “estimate,” “project,” “would,” “could” or words with similar meaning or the negatives of these terms or by the discussion of strategy or intentions. The forward-looking statements in this release include statements regarding continued profitability and cash generated from operations, as well as the ability to grow revenues faster than expenses. Such forward-looking statements are subject to a number of risks and uncertainties that could cause Semler Scientific’s actual results to differ materially from those discussed here, such as whether or not insurance plans and other customers will continue to license its cardiovascular testing products, and its ability to continue to control expenses, along with those statements detailed in Semler Scientific’s SEC filings. These forward-looking statements involve assumptions, estimates, and uncertainties that reflect current internal projections, expectations or beliefs. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. All forward-looking statements contained in this press release are qualified in their entirety by these cautionary statements and the risk factors described above. Furthermore, all such statements are made as of the date of this release and Semler Scientific assumes no obligation to update or revise these statements unless otherwise required by law.

CONTACT:

Susan A. Noonan

S.A. Noonan Communications

susan@sanoonan.com

212 966 3650

SOURCE: Semler Scientific, Inc.

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